Exhibit 99.1

Lightning eMotors, Inc. NYSE:ZEV

FQ4 2021 Earnings Call Transcripts

Monday, March 28, 2022 8:30 PM GMT

S&P Global Market Intelligence Estimates

	-FQ3 2021-			-FQ4 2021-	-FY 2021-	-FY 2022-
	CONSENSUS	ACTUAL	SURPRISE	CONSENSUS	CONSENSUS	CONSENSUS
EPS Normalized	(0.17)	(0.18)	NM	(0.19)	(1.09)	(0.59)
Revenue (mm)	5.43	6.26	▲15.29	5.30	22.09	123.59

Currency: USD

Consensus as of Mar-24-2022 11:57 AM GMT

	- EPS NORMALIZED -
	CONSENSUS	ACTUAL	SURPRISE
FQ2 2021	(0.15)	(0.22)	NM
FQ3 2021	(0.17)	(0.18)	NM

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Contents

Table of Contents

Call Participants	3
Presentation	4
Question and Answer	9

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Call Participants

EXECUTIVES

Kash Sethi

Chief Revenue Officer

Teresa P. Covington

Chief Financial Officer

Timothy Richard Reeser

Co-Founder, CEO, President &

Director

Unknown Executive

ANALYSTS

Colin William Rusch

Oppenheimer & Co. Inc., Research

Division

Donovan Due Schafer

Colliers Securities LLC, Research

Division

Michael Patrick Ward

The Benchmark Company, LLC,

Research Division

Michael Shlisky

D.A. Davidson & Co., Research

Division

Sherif Abdul-Fattah El-Sabbahy

BofA Securities, Research Division

Steven Bryant Fox

Fox Advisors LLC

Unknown Analyst

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Presentation

Operator

Greetings, and welcome to the Lightning E-Motors Fourth Quarter 2021 Earnings Conference Call. [Operator Instructions] I will now turn the conference over to our host, Brian Smith, Vice President of Investor Relations. Thank you. You may begin.

Unknown Executive

Thank you, operator, and thank you for joining us. Hosting the call today are Lightning's Co-Founder and CEO, Tim Reeser, Chief Revenue Officer, Kash Sethi; and CFO, Teresa Covington. Ahead of this call, Lightning issued its fourth quarter 2021 earnings press release and presentation, which we will reference today. These can be found on the Investor Relations section of our website at lightningemotors.com.

On this call, management will be making statements based on current expectations and assumptions, which are subject to risks and uncertainties. Actual results could differ materially from these forward-looking statements due to risk factors that are listed in today's earnings release and in our filings with the SEC, which can also be found on our website. We do not assume the duty to update any forward-looking statements.

Today's presentation also includes non-GAAP financial measures. Please refer to the information contained in today's earnings release for definitional information and reconciliations of non-GAAP measures to the comparable GAAP measures. With that, let me turn it over to Tim.

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Thank you, Brian, and thanks to everyone for joining us today. On today's call, we will be referring to the slides that were posted to the Investor Relations section of our website earlier this afternoon.

I'll start off on Slide 4 with today's agenda. We will begin with an overview of Lightning and how we continue to strengthen the company. We will provide a supply chain update and discuss our manufacturing expansion. Kash will then provide an update on products and markets, partnerships, sales and business development, and Teresa will wrap it up with a financial overview.

Moving to Slide 6. We believe Lightning eMotors is the only full range manufacturer of Class 3 through 7 battery electric and fuel cell electric vehicles in the market including ambulances, shuttle buses, utility trucks, school buses and motor coaches. We are the only company currently shipping product in all of these classes. We started in 2008 with commercial vehicle hybrid solutions, and have now shipped over 240 zero-emission vehicles with over 1.3 million zero emissions miles driven by our customers. With every vehicle we ship and every mile our customers drive, our lead grows.

Moving to Slide 7. We have built a modular software and hardware architecture that allows us to serve a highly segmented and customized market with a cost-effective solution. Our high level of software and hardware customization that is required for commercial electric vehicles is something that legacy OEMs have not historically performed that are not well suited for. Companies like Ford and GM are building light-duty commercial trucks and vans in high volumes and do not have a business model that supports manufacturing electric vehicles for the medium-duty segment.

Moving to Slide 8. We recently announced our partnership with General Motors. The agreement covers a broad range of Class 3 through 6 commercial vehicle chassis, from shuttle buses to delivery trucks to school buses. This agreement broadens and diversifies our platform offerings as well as our chassis supply and expands our partnerships with Forest River and Collins school bus. GM has delivered the chassis and our engineering development work has started in earnest. We expect to receive production chassis in volume later this year, and we'll begin to see the impact of this agreement within the next 4 quarters.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Moving to Slide 9, let's discuss the supply chain. We are experiencing strong and growing product demand. However, supply chain disruptions continue to serve as obstacles for our business. There is good news, though. The battery partnership agreements we have announced previously have put us in an excellent position regarding battery supply with inventory on hand today. However, major chassis OEMs like Ford have publicly announced lengthy factory shutdowns of their commercial vehicle chassis plants, limiting commercial vehicle chassis availability, and we expect these shutdowns to result in continued chassis availability constraints for the next few quarters.

Limited chassis availability has been impacting both commercial ICE vehicles as well as electric vehicles, exacerbated by a lack of transparency regarding chassis ship dates. Our engineering, manufacturing and supply chain teams have been taking measures to adapt to these circumstances with continued progress on our previously announced Lightning strip chassis and cab chassis products that are not limited by chip shortages. We will be providing further details on our e-chassis in the coming months.

In addition, we announced today a partnership with Forest River to supply factory-certified Lightning Repower powertrains to support over 50,000 eligible Forest River shuttle buses on the road today. This partnership validates the value of our unique Repower Powertrains in a market where it is one of very few options for fleets to continue servicing the routes with reliable vehicles. Lightning is the only electric commercial vehicle OEM today to offer powertrains to replace and upgrade ICE and EV powertrains and school buses, shuttle buses, transit buses and motor coaches.

Finally, we continue to grow our Lightning Energy business, which is also not chassis dependent, and we have a lengthy healthy sales pipeline for our proprietary charging and energy solutions that are tightly integrated with our vehicles. Although our Q2 and Q3 2021 revenue was constrained by battery supply and other components and Q4 revenue was constrained by chassis availability, we were able to mitigate several other supply chain constrictions and sell a record 146 complete zero-emission vehicles in 2021. It is important to note that we have not lost any sales due to the supply chain delays, rather revenue is simply being pushed forward to future quarters.

Moving to Slide 10. Let me now provide an update on our manufacturing capacity expansion. We released a new video -- we released a new press release and video earlier this quarter, showcasing our manufacturing expansion and automation. In the video available on our website, you can see some of the automation and other factory improvements we made to reduce the labor cost per unit and improve efficiency and reliability as we drive towards an expected factory capacity of up to 3,000 vehicles and/or powertrain systems per year.

Specifically, we invested in advanced laser cutters, collaborative robots and augmented reality software to improve both quality and productivity. We are renovating 3,700 square feet to create a research and development lab, which will include a vehicle dynamometer and battery test center. Lastly, we believe we can readily expand and add the additional square footage needed on our 1 million square foot campus that, along with our OEM customers' installation capabilities, will allow us to support capacity of up to 20,000 vehicles and powertrains per year.

We believe we are one of very few companies in the U.S. zero-emission commercial vehicle market with a fully operational and scalable factory. And now I'll turn it to Kash to provide an overview of the order backlog, sales pipeline and key partnerships.

Kash Sethi

Chief Revenue Officer

Thanks, Tim. I'll begin on Slide 12 to provide an update on products, partnerships pipeline and backlog. Our core vehicle products, all electric zero-emission cargo vans, delivery trucks, passenger vans and school buses continue to drive the business forward. Our strategic partnerships with market-leading OEMs and specialty vehicle builders like Forest River and Collins have enabled us to engage with a wider range of customers by leveraging our partners' brand reputation and extensive nationwide dealer network.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

As a result, we continue to receive repeat orders and demand for these products is strong. Our sales pipeline as of [ March 1, 2022, ] was $1.5 billion, and backlog was $169.3 million. Our order backlog included all electric commercial vehicles, all electric powertrain systems and charging systems. Backlog generally comprises of binding and nonbinding agreements and purchase orders from customers. Sales pipeline consists of sales opportunities in various stages of our sales cycle prior to the receipt of a purchase order.

On Slide 13, we show some additional vehicle applications with partnerships, ambulances, transit bus and motor coach repowers and RV. Pilot units for these vehicle applications are now in customer hands, and we anticipate growing demand for these vehicles over the next 6 to 12 months. We continue to explore additional vehicle partnerships and look forward to sharing those details in the near future.

Now I'd like to turn to Slide 14 to discuss the forces that continue to drive adoption of zero-emission commercial vehicles: government regulation and mandates, grant funding programs and fleet sustainability targets. California's [indiscernible] regulation, transit rule, airport shuttle rule and a 15-state MOU of zero-emission vehicles are all delivering a strong message to the market. The future is electric.

Beyond the mandate, state and federal governments are now providing even more funding to accelerate the adoption of zero-emission vehicles. Programs like the federal transit authorities low or no emission vehicle program and California HVIP will provide significantly more money this year than they ever have. New mechanisms like the EPA's Clean School Bus Program are benefiting from the infrastructure investment and Jobs Act.

Lastly, many fleets conclude their marks towards electrification simply due to corporate sustainability goals. The recent increase in gas prices that accelerated the interest of many corporations looking to go electric seeking lower total cost of ownership.

Moving to Slide 15. As Tim mentioned, the industry is facing a once-in-a-lifetime supply chain challenge with chassis, which has created a new opportunity to repower commercial vehicles through zero emission. Lightning has been repowering vehicles for nearly a decade. So we are positioned very nicely to capitalize on this opportunity. In addition to our current partnership with ABC to repower vans, buses and motor coaches, earlier today, we announced a new partnership with [ SporaSuvar ] to offer zero emission repowers for passenger bands and shuttle buses through their nationwide dealer network.

And with that, I'll turn it over to Teresa to provide an update on Light Inc.'s financial results and outlook.

Teresa P. Covington

Chief Financial Officer

Thank you, Kash. I will now provide some commentary on our fourth quarter results, followed by our first quarter outlook.

Beginning on Slide 17. For the fourth quarter, we generated revenues of $4.2 million, which increased 13% from the year ago period. During the fourth quarter, Lightning sold 36 vehicles compared to 27 vehicles in the prior year period. Cost of goods sold in the fourth quarter was $6.9 million compared to $4.9 million during the prior year period, primarily due to an increase in revenues. As we ramp production and our revenues grow, we expect to generate operating leverage as we benefit from fixed cost leverage on labor and overhead, improve battery supply terms and operational efficiency.

The gross margin percentage was minus 63.5% in the fourth quarter compared to minus 31% during the prior year period, primarily due to higher factory overhead and expenses related to the transition of a new battery into production. SG&A in the fourth quarter was $13.6 million compared to $3.5 million in the prior year period primarily due to higher administrative expenses related to being a public company. Research and development expense in the fourth quarter was $875,000 compared to $567,000 in the prior year period, primarily due to higher engineering headcount to advance the development and design of new vehicle platforms, refine and improve our production processes, perform product testing and enhance our in-house engineering capabilities.

Total operating expenses in the fourth quarter were $14.5 million compared to $4 million in the prior year period. The operating loss for the fourth quarter was $17.2 million compared to $5.2 million in the prior year period. Net income for the fourth quarter was $22.2 million compared to a net loss $13.4 million during the prior year period. The positive net income was primarily due to a $40 million noncash gain from the change in the fair value of the earn-out liability and a $3.9 million noncash gain from the change in the fair value of a derivative liability, partially offset by higher operating and interest expenses.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

The adjusted EBITDA loss for the quarter was $15.9 million compared to a $5.1 million loss in the prior year period. The change is primarily related to higher operating expenses in the current period. A reconciliation of net loss to the adjusted EBITDA can be found on Slide 19. Turning to our balance sheet. Lightning ended the fourth quarter with $168.5 million in cash and cash equivalents.

Turning to Slide 18, our outlook for the first quarter. As Tim noted earlier, our new battery partnerships have helped us mitigate much of the battery risk we had in 2021. We continue, however, to experience supply chain challenges with chassis and other components. Delays associated with any of these components may impact the timing of revenue. Based on current business conditions, we expect for the quarter ending March 31, 2022 vehicle and powertrain system sales to be in the range of 65 to 75 units, revenue to be in the range of $5 million to $6 million, adjusted EBITDA loss to be in the range of $15 million to $17 million.

We invest capital in our factory and other revenue-enhancing projects. Most of our capital investments will be directed towards 3 areas: manufacturing facility build-out and equipment to increase capacity and drive cost reductions and factory efficiency. Additional sales demonstration vehicles to deploy at potential customers across the country to drive an increase in sales backlog and pipeline. And three, engineering and R&D equipment to support our existing and new products and services.

Our full year 2022 capital spending is expected to be in the range of $10 million to $15 million. The Q4 and 2021 information we have discussed reflects our preliminary unaudited results and is based on the information available at the date of this call. The audit may require adjustments which could result in changes to the company's unaudited financial results included in the press release.

Included in our operating expenses in Q4 is $1.8 million worth of bad debt expense. This expense is still under review with the auditors. There are 3 options that we have. No change to our financial statements. One is we could end up with a decrease in revenue by $1.8 million and removal of the bad debt expense with no change to income -- net income for EPS or EPS in 2021 or we could have a decrease in the bad debt expense and record a prospective change with a decreased revenue in the first quarter of 2022.

With that, I turn it back to Tim for closing remarks.

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Thank you, Teresa. In closing, while in the near term, Lightning is experiencing the same supply chain headwinds as other companies in our space, we feel confident in our longer-term outlook as evidenced by our strong backlog, pipeline and the OEM partnerships we have announced. In fact, we see the current industry disruptions, focus shifts and market transformation as bullish for our business in the medium and long term as we are well positioned with products, customers and experience.

Over the course of 2021, we dramatically strengthened our organization in many ways. One, we increased the capacity, productivity and quality of our manufacturing operations. Two, our engineering team developed and introduced a multitude of unique new products and services. Three, we doubled the number of suppliers to reduce reliance on any single vendor for key components. Four, we partnered with quality organizations and OEMs to increase the value we provide to our customers. And five, we brought in world-class team members, both management and individual contributors, who have the experience, expertise and passion to accelerate the business at lightning pace and we are confident we will be able to continue to attract the best of the best to join our mission.

In our view, Lightning stands out to our customers because of our ability to produce and deliver a full suite of unique vehicles and infrastructure solutions they require to run their fleets today. Further, we believe the opportunity for lightning in the EV industry remains robust with multiple drivers of ZEV adoption, including new sustainability and air quality mandates and billions of dollars in new federal and state funding that will be available to fleets over the next year. With less than 0.1% of the commercial vehicle market having adopted zero-emission vehicles, and we look forward to many years of strong growth ahead.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

I would like to finish by thanking all of our customers for their confidence in Lightning, our partners for their contributions to our company's success and our shareholders for your support. I especially want to thank our employees who are executing at a high level through a challenging operating environment. And with that, thank you, everyone, and I appreciate your time today. Operator, we are now ready to open the line for questions.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Question and Answer

Operator

[Operator Instructions] Our first question comes from Mike Shlisky with D.A. Davidson.

Michael Shlisky

D.A. Davidson & Co., Research Division

I wanted to ask about the new repower announcement here. Just want to clarify a few details. That's not part of the original agreement. Is it an extra additional business on top of that? And can you tell us...

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Correct.

Michael Shlisky

D.A. Davidson & Co., Research Division

Great. Perfect. And can you tell us how soon and how much you can start seeing that business in 2022 and 2023? .

Timothy Richard Reeser

Co-Founder, CEO, President & Director

One of the great parts about this product is it's a product we already make. So we make E450 powertrains. Those of you that have seen pictures or video of our factory now that we have an assembly line that makes E450 powertrains and we both install them here as well as shipped them to Forest River to install them. So the opportunity now to use these in a different capacity rather than putting them in new vehicles to put them in the potentially up to 50,000 of these vehicles that are already on the road, we see as obviously very exciting and a significant opportunity.

I wouldn't say though yet that us nor Forest River fully understand the extent of the demand. So we are actively now -- obviously, this is a brand-new announcement today and something we're working on together to respond to the fact that many of the Forest River customers can't get a product today, meaning they can't buy a new shuttle bus. If you're a transit agency and you want a new shuttle bus today, you aren't going to be able to get one because they aren't available as gasoline or electric, either one.

So the opportunity for those people to be able to keep a reliable vehicle on the road by repowering them, we believe, is compelling and exciting, but we'll certainly get a better idea over the coming weeks and months how the market responds to it.

Michael Shlisky

D.A. Davidson & Co., Research Division

Okay. Great. I also want to touch on your backlog here. I just wanted to make sure. What's in your backlog now does or does not include Forest River and Collins bus? Or is it just like what they've got on your current production schedule? I know these are multiyear agreements. Just to make sure I know what's in there and what's not in there.

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Kash, can you respond to that?

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Kash Sethi

Chief Revenue Officer

Yes, absolutely. So we do have units with both Forest River and Collins in our backlog. Many of those are in production, some of them have already been shipped and are with them and their dealers and their customers. We do not have all of the potential from those agreements in the backlog because they are multiyear agreements. So as that demand gets firm, then we will add it to the backlog. So Mike, it's a mix. We've got some in there, but we've got a lot of potential that's not in there yet.

Michael Shlisky

D.A. Davidson & Co., Research Division

Okay. And just following on backlog here. It looks like actually, if I'm looking at this correctly, it's actually down a bit from the previous quarter in dollars and in units. Can you maybe just clarify like what exactly some of the moving parts are as to how that may have happened in such a strong demand environment?

Kash Sethi

Chief Revenue Officer

Yes. So I mean our backlog has both binding and nonbinding contracts. Our backlog does not have a bunch of pre-reservations that anybody can fill on our website. They're firm commitments from our customers. And as time goes on, we're constantly bringing new things into the backlog. Some customers may elect to no longer take those vehicles for either operational reasons or if they no longer have the demand for it. But generally speaking, we are very bullish about our backlog. It more than covers the supply constraints we have over the next few quarters.

So I am more focused on improving the quality of the backlog, bringing higher-margin products into the mix, signing new partnerships, bringing customers who won't just order the first 20, but will buy the next 100 and 500 after the 20. So it is relatively flat towards -- compared to last quarter, but I think the mix has gotten better. We have better partnerships and better customers in the mix now.

Michael Shlisky

D.A. Davidson & Co., Research Division

Okay. I appreciate that answer, guys. I'll leave it there.

Operator

Our next question comes from Donovan Schafer with Colliers Security.

Donovan Due Schafer

Colliers Securities LLC, Research Division

So I want to ask about ASPs just because it looks like they're down a bit quarter-over-quarter and then for the first quarter guidance, they're going to be down again. And I'm guessing this is sort of being driven by this idea of moving from being more of a vehicle manufacturer to -- we've talked about kind of like the Cummins of EVs shifting more to powertrains. But just any color you can give there on what's driving the declining ASPs, maybe some of that has to do with the Forest River repowering agreement?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Thank you, Donovan. You're exactly right in the sense that as we do a mixture of vehicles plus just powertrains, that mixture changes the ASP on a quarter-by-quarter basis. In this case, we had in Q4 a lot of powertrains where the customers had provided the vehicles that we weren't doing any repowers during Q4. So it did not include any repower business in Q4, but it was a business that was just powertrains without the vehicles attached, which changes ASP.

It was also Q4 was very weighted towards a lot of Class 3 vehicles, which are the less expensive of our options, obviously, as people buy bigger and bigger powertrains, they are more and more expensive because you have obviously more battery associated as well. So at the bottom end, where we could get a lot of Class 3 chassis, we ended up doing a lot of Class 3 in Q4 and also in Q1, whereas in times past and certainly in the future, we expect to see a mix of some of our bigger vehicles -- more of our bigger vehicles as some of the chassis constraints ease up a bit.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Donovan Due Schafer

Colliers Securities LLC, Research Division

Okay. And then as a follow-up on that, if the mix of powertrains increases relative to complete vehicle sales, all else equal, those tend to be higher margin sales because you can imagine, if your sort of secret sauce is in the enclosure or the box that is the vehicle then, then that might be a cost you just sort of pass through. Whereas if you're stripping it down just to kind of your secret sauce of the drivetrain, is that going to be, all else equal, tend to be a higher-margin product or would they do the same? .

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Your intuition is again accurate, Donovan. So I'd say when we're just selling a powertrain, whether repower or new, it is higher margin because when we package it with a vehicle, the vehicle tends to be lower margin, and that's dilutive to the overall margin proposition. But also that this does begin to evolve as we begin to release our own e-chassis, then in those cases, we will have margin -- better margin on our own e-chassis because the e-chassis does have some significant value in terms of features where it can, we believe, we can get a premium for that product. So this will evolve as we get to our e-chassis, but today, exactly what you said is correct.

Donovan Due Schafer

Colliers Securities LLC, Research Division

Well, you just queued me out to the last question. So my last question was going to be where you are in the development process for the e-chassis. So just in terms of the specifics, like what, I'm sure there's kind of a road map or certain checkpoints that you get to an initial design engineering phases and testing and such. So where are you guys right now with the e-chassis?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

So still in the design and validation stages, beginning to work with our customers to make sure it meets their expectations and requirements. It is making good progress. We have allocated -- continue to allocate more and more engineers, recently hired additional new people who are absorbing the work required to accelerate that activity. So we see it as absolutely critical to the company, but it's also, in the chassis, it has to be done right. Clearly, we want the highest quality chassis out there. We also want a product that plugs right in the current -- our current customers' assembly lines and makes it easy.

So those things have to be done right. And ultimately, on an e-chassis, we own the safety features. And so obviously, we're doing a lot of work to make sure those safety features are best of the best in the industry. So it is absolutely moving forward, but hard to put an exact time line on it right now.

Operator

Next question comes from Steven Fox with Fox Advisors.

Steven Bryant Fox

Fox Advisors LLC

I guess, first of all, can you just explain the bad debt expense a little bit clearer? Like what was the circumstances behind it? And then I had a couple of follow-ups.

Teresa P. Covington

Chief Financial Officer

Yes. On the bad debt, as I mentioned, we had that -- within our operating expenses in the quarter, we have $1.8 million of bad debt around a sale that we had in 2021. And this is our first 10-K, and so we're going back with the auditors, our position the sale was complete. And we -- at this time, have deemed the amount uncollectible. So we took a bad debt for that. So what we're working on with our auditors is the 3 options that I spoke about today.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Steven Bryant Fox

Fox Advisors LLC

Right. So I understand all that. I was just trying to understand like the circumstances by which the company was unable to collect as a company. Did your customer go bankrupt? Did they have a problem with the vehicles? Any detail there? .

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes, it is actually a complex deal with both a government voucher and a customer, thankfully. So I will say, categorically, the vehicles are running, they're on the road, they're with the customer, and they're happy with them. So that part, I can answer in terms of why the specifics around the combination of the subsidy side and the customer side are being argued. Obviously, I can't speak to, but in terms of -- because it's under review. But the actual -- to answer the first question, the vehicles are indeed running today regularly and fully operational and the customer is happy with them. And we did receive a partial payment form. We just did not receive the government subsidy side of the payment. So from that side, we are very firm and confident on.

Steven Bryant Fox

Fox Advisors LLC

That's really helpful, Tim. Appreciate that. And then in terms of looking for the full year, obviously, supply chains are tougher to call than last year, even a month ago for obvious reasons. But how confident are you in your ability to sort of source at higher volumes, whether it be for full vehicles or just powertrains versus, say, 90 days ago? It seems like there's a lot of moving pieces, some are pulled in, some are pushed out, et cetera.

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes. It's true. And then, of course, we've got China now claiming COVID again. So it is difficult in a moving target. What I'll tell you is the things we've done, and I say this a lot on other calls, we work to control the things we can control. So one of those is obviously our systems and our procurement team. And I've indicated in the past and we'll say it's continued, we continue to increase the size of our global supply chain team. We've also added significant new software systems, logistical systems, to really ensure we understand where we're at.

So at the very least, I can tell you we have far better visibility than we used to have. The other thing is we've added a lot of new suppliers to, a new supply chain. So we feel much better about that, and we're no longer at the behest of single source supplies in most cases. We're also working very hard to in-source some things and build some of our own components where necessary to control it. but also working in some cases where we do rely on suppliers to continue to add additional diversification of that supply chain. So a long answer to say it is difficult to predict. And obviously, we all see the news every day, whether you're talking about steel coming out of Russia, whether you're talking about logistics challenges at the Port of Long Beach or whether you're talking about supply chain -- COVID challenges in China. Each of those, on a daily basis, can pop up.

What we're doing is really making the investments we need to make to be at the front of that. I'd also say we've placed some significant long-term agreements in many cases, which have enhanced our prioritization with suppliers. And we expect that to continue. We continue to build really strong relationships and place pretty significant orders now that move us up on the priority list. So all the things we can do, we're doing. But obviously, all of us are still at the behest of the macro situations that are a bit unpredictable on a day-to-day basis.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Steven Bryant Fox

Fox Advisors LLC

Yes, that all makes sense and it's really helpful. And then just as a follow-up to that, I guess, would it be safe to assume that the supply chain could also dictate some of the production schedules in terms of mix of business for the rest of the year, like powertrain becoming a bigger portion of sales, et cetera?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Absolutely. And I think that's -- I think any good company has to be able to be a bit agile in the approach we take, and we are. So we're looking out every day saying what do we know we can get and what can we build and what can we revenue? And obviously, looking at that in conjunction with what is in our backlog and what do our customers want and where the urgency opportunities. And that's why we've really looked at this opportunity around repowers and taking advantage of that while medium-duty chassis are constrained and taking advantage of some of the opportunity to build Lightning Energy infrastructure preemptively before some of the customers get their trucks. Many of them are wanting to do that and willing to do that.

So we're absolutely looking opportunistically at the markets and looking carefully at where the constraints are and trying to work around those.

Operator

Our next question comes from Sherif El-Sabbahy with Bank of America.

Sherif Abdul-Fattah El-Sabbahy

BofA Securities, Research Division

So I just wanted to ask a bit, looking at the guidance, it seems like you have a bit higher revenue on relatively flat EBITDA. So I just ask if there's any underabsorption on labor and overhead, given that you've expanded the capacity or any of the moving parts there?

Teresa P. Covington

Chief Financial Officer

Yes. Sherif, this is Teresa. Yes, what we're finding now at these volumes is we do have underabsorbed overhead in the factory, part of as we think about driving to improve gross margin. One of the key things is really getting that production ramp so that we can absorb the overhead on a per unit basis going through the factory.

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes. I'll expand on that, Sherif. As we've said we've got a factory that can build in a single shift 1,500 units. So exactly to your intuition. The further away one is from 1,500 units, the less absorption there is -- the closer we get to 1,500 units, the more absorption there is. So we see a real strong urgency, obviously, to solve some of these supply chain and obviously move towards the places we can get volume because any volume we can use in the factory obviously improves margins significantly.

Sherif Abdul-Fattah El-Sabbahy

BofA Securities, Research Division

And apologies if this was discussed earlier. But looking at the top line, it seems as if the ASPs are declining, it's about $79,000 guided for Q1. Is that purely on the repower agreement or what are some of the moving parts there?

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes, the biggest moving part is whether or not it is -- includes a new vehicle. So we do have, in Q1, quite a few vehicles for a major customer where they're providing the chassis. so it's not a repower, it is a new vehicle, but they're providing the chassis, and so we don't have -- we don't take the revenue on the chassis, and that reduces ASP. The other thing is Q1 is very heavily -- because the bigger chassis have been more highly constrained, we have been fortunate enough to get some of the Class 3 chassis, quite a few Class 3 chassis and that's what we've been building. And those -- the powertrains and Class 3 chassis are less expensive than the larger chassis, less battery involved.

So the combination of those 2 buildings, the smaller end of our spectrum and also building more powertrains and less complete vehicles in terms of the way the invoicing works out does change the revenue mix. But we do -- I would expect, as some of the supply chain eases up around the larger chassis and also as we do some of the larger repower units that our ASP average will go up.

Operator

Our next question comes from Colin Rusch with Oppenheimer.

Colin William Rusch

Oppenheimer & Co. Inc., Research Division

Can you talk a little bit about the customer dynamics right now in terms of any sort of deep bookings that you have or on a more positive note, customers that are going away and looking at some of your competitors then coming back to work with you on their vehicles?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Kash, can you take that one?

Kash Sethi

Chief Revenue Officer

Absolutely. So we -- the customers who really want to go electric quickly, they go to the market, they evaluate that option. Typically, we win the round one, which because we have real vehicles that can touch and drive today. For many of our customers, our competitors have websites and brochure. So we'll usually win the round 1 where, okay, we've got a real product that you can touch and drive. Then when it comes to pricing, we are careful. While we want to be careful on how we play the pricing aspect, we would like to make money, but we understand the customers are looking at it from a total cost of ownership perspective.

So there are cases where we refused to go as low as some of the competitors are, especially when the competitor is a company that has not been building products for very long, it's easy for that company to take a very bullish approach on how low they can get their costs. So we've had some cases where customers have elected to go elsewhere because of the lower price and then 6 to 9 months have come back to us saying, hey, the product didn't work out. Or hey, I still don't have my product that I placed an order for 6 to 9 months ago. Let me talk to you guys again. So that happens often, both in the bus space and also in the truck space. Did that answer your question?

Colin William Rusch

Oppenheimer & Co. Inc., Research Division

Yes. I'll take the debooking question offline. So just the next question is really around the leverage that you guys are getting out of your software investments. So obviously, you're one of the few medium-duty truck companies that really has invested [indiscernible] software. Can you talk a little bit about the areas that you're investing in on the software this year? And how much leverage you're getting out of that -- those investments from a cost structure?

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Thank you, Colin. It's a great question, something I'm -- as a former software person, very passionate about. Obviously, in the times past, I've separated or segmented our software in 3 segments. We have the software that controls the vehicle, that is proprietary that we build. That software, we do believe we're the best in the business. And if you look at the efficiency scores on [ Carb Dyno ] test, we are at the very top in most categories. And so we do believe we do a great job in that software. But what makes it unique is the fact that it's modular. We can take that software and very easily port it to a bigger vehicle, a smaller vehicle, a different vehicle, a vehicle with different equipment on it. And that's what's made us unique, is the speed and the agility at which we can take that software and move it to different components and different platforms and different sized vehicles.

The second piece of software is the way we integrate into a specific vehicle. And again, this is modular, some vehicles have air breaks, some vehicles have hydraulic brakes. Some vehicles have rear lift gates, some vehicles have rooftop air conditioning. And our ability to integrate to all of that effectively and cost-effectively modularly is, again, unique to us and something we're very proud of. And thirdly, we have our industry-leading telematics and analytics, one hurts -- and that's what's given us a big leg up is today, we have 1 second telematics on every single vehicle in the field today. We understand what happens when it's colder, when it's hot, when there's high payload. We can tell you the difference between a driver drives with really good regen and a driver who doesn't pay attention to regen.

So those 3 areas are great, but we're now adding a fourth area this year that I'm very excited about in terms of investment, and that is the integration of our charging and energy solution to our vehicles. So when the customer said, what's really valuable to us as they scale, as they scale, they're beginning to understand the complexity and the need to be very careful about when they charge, where they charge, how much they charge and how they manage that across a scaling fleet. Demand charges can get very expensive if you charge too many vehicles too fast too close together.

So the ability to manage the vehicle with the charging, for example, when that vehicle comes back to depot, the vehicle and the charger talk and they know together how much energy it needs, by when it needs that energy and how much energy it's going to need in the next day. So all of those are things we're excited about and opportunities we see to continue to add value to the software side of the business.

Operator

Our next question comes from Michael Ward with Benchmark.

Michael Patrick Ward

The Benchmark Company, LLC, Research Division

A couple of things. First off, on General Motors, have they given you a volume commitment for chassis?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes. I don't know that we can talk about it today. I think it's still under wraps, but we do have a commitment from them on what they'll give us chassis, which is important to us, obviously, in order to be able to get chassis out this year.

Michael Patrick Ward

The Benchmark Company, LLC, Research Division

Okay. And second, on the repower, can you talk a little bit about some of the financial dynamics, cost, revenue, capacity. I mean, 50,000 potential vehicles just at Forest River to repower, that could be going out decades based on your kind of your capacity projections. How much space does -- I assume it's in the current facility that you'll do these repower, the manufacturing of those before they're shipped out. Does it take up less space what does it do to the capital side of the equation and those sorts of things?

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes, it's a very good question. And when you look at videos of our manufacturing for those of you that have visited, you'll see we've got assembly lines for powertrains. And so this repowered powertrain is identical to the other powertrains we build. So whether we build the powertrain and ship it out to be installed somewhere else or whether we install it at this factory, the powertrain side of the assembly line is the same. It's very efficient. We've talked about this year being able to do 3,000 powertrains in this factory this year on 2 shifts.

So we've got pretty good capacity. And in terms of if we focused entirely on just powertrains or if we had a much bigger mix of just powertrains versus powertrains plus install on vehicles, we could do even a bigger mix of just powertrains. It is the lowest floor space use and the lowest manpower use of everything we build. When we take that powertrain and install it in a vehicle here at our factory, it takes a lot more space, as you can imagine, it also takes a lot more manpower.

So this is the most efficient way to use our factory space and also the most efficient way to leverage our partners who already have facilities in the field where they've historically put new powertrains and vehicles anyway. So it's a great use of the ecosystem in the partnerships that exist.

Michael Patrick Ward

The Benchmark Company, LLC, Research Division

Okay. And is it a fair assumption that from the revenue standpoint, the repower side is about 40% of the total cost of a vehicle?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Probably -- I think that's fair. I haven't done the math recently, and it does change depending on the size of the vehicle and some of the features, but I think that's in the ballpark.

Michael Patrick Ward

The Benchmark Company, LLC, Research Division

Okay. And I assume it's got to be less capital intensive. So from that standpoint, it's a way to accelerate revenue pretty quickly. Or do you have an exclusive right now with Forest River or can other people do it?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes. We have an exclusive with us today on Forest River, correct.

Michael Patrick Ward

The Benchmark Company, LLC, Research Division

Awesome. That's great news.

Operator

Our next question comes from [ Vicki Benjamin ] with Corner Blue Capital.

Unknown Analyst

Yes. One of your -- I think one of your fans love your product. Just a couple of quick questions and I'm just feeding off with some of the other questions. First of all, so we know that you have 1,500 capacity for vehicles, 3,000 if you're running 2 shifts. What -- I know that this was asked at the previous question, but what's the approximate number of powertrains if you only did powertrain that you could do with your current capacity?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

I'll have to offer to find that later. I don't know yet, to be honest, I haven't asked my team to go do that math. It's certainly as we talk about from a...

Unknown Analyst

[indiscernible] how much time it takes on the -- it seems to take about 8 hours of vehicle, and I was just wondering if powertrains are about half?

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Timothy Richard Reeser

Co-Founder, CEO, President & Director

Yes. Powertrains are much faster. And when you tour the factory, you'll kind of see that. You'll -- when you look up there, you can see the powertrains happen. A lot more automation on the powertrain side. And so the powertrains do happen much faster the vehicles. And this is true interestingly enough, even we spend a lot of time with our partners who built vehicles. And as the size gets bigger of what you're working on, the speed slows down, I think exponentially. So powertrains, being so much smaller, they are much, much faster.

We bottleneck here on the vehicle side by far, absolutely. So both from a capacity of people side and the capacity of floor space size, it's very significantly tilted towards the full vehicle simply taking a lot more than just powertrain.

Unknown Analyst

So just on that point, virtually all of the parts from the U.S. on the powertrains are in-house because we know you have all the contracts with batteries, so we don't have to worry about that, creating your own software. So are we still down to missing little small plastic parts or with the powertrain, are you pretty much sourced domestically?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

So today, we are -- there are still some things that ship in, depending on the specific size of vehicle and the type of vehicle. But it is much more contained. When internally, when we think about the constraints and supply chain constraints around supply chain, we have a much higher comfort level than we do around chassis today and a lot more things we can control and we can buy more and we just have much deeper relationships there than, whereas chassis, we don't have a lot of leverage on chassis.

So we do feel more confident, but I don't want to make it seem like there's no macro situation that could still derail it. Because with everything going on in the world, we've become very careful with sounding overly confident that nothing will go wrong. But today, your intuition is accurate, that there's a lot less risk on just the powertrain.

Unknown Analyst

And just one more follow-on question with 2 parts. So I think everyone on the phone probably got excited about seeing the number 50,000 with Forest River. And given the backdrop of rising diesel cost, gas cost, the lack of chassis from any OEM, it would seem like that 50,000 is that you folks have done at least with teaming over with Forest River, some exploration on demand on that side. Do you have any expectations? Do you have any forecast for that? And yes or no, is any of that in the Q1 numbers?

Timothy Richard Reeser

Co-Founder, CEO, President & Director

So I'll answer the last one first. None of that's in Q1 numbers, and none of it is in backlog yet. So none of this has been -- it is a fresh conversation where everybody's including Forest River is trying to adapt to this new world of not being able to get any kind of chassis for their customers. So the straightforward answer is both Forest River and us are actively looking and out there talking to the dealers and the customers about what the demand looks like. And we don't have a good answer yet because this is so fresh.

We're both optimistic or we wouldn't have made, obviously, the work to put this in and build this factory-certified opportunity. But the truth is we're just in the early stage of looking at demand and customers, and it's not yet in our backlog or in Q1.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

Unknown Analyst

Great. Just final question is, I noticed in your disclosures that you had about $165 million left in cash. That's great. Any concerns about liquidity? Any plans for liquidity in the near-term future? .

Teresa P. Covington

Chief Financial Officer

We believe our cash and cash equivalents, as you mentioned, our balance at the end of 2021 was $168.5 million, which we believe is sufficient to continue to execute our business strategy over the next 12 months. We will need additional capital in the future, and we continue to evaluate our capital needs and financing alternatives.

Operator

Thank you. And that was our last question for today, and that concludes today's conference call. All parties may disconnect. Have a great day. Thank you.

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LIGHTNING EMOTORS, INC. FQ4 2021 EARNINGS CALL - PRELIMINARY COPY | MAR 28, 2022

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